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Exhibit 99



FASTNET
CORPORATION
3864 COURTNEY STREET O SUITE 130
BETHLEHEM, PENNSYLVANIA 18017
WWW.FAST.NET

NASDAQ: FSST

FOR IMMEDIATE RELEASE
JULY 30, 2002

                FASTNET APPOINTS KPMG LLP AS INDEPENDENT AUDITORS

BETHLEHEM, PA JULY 30, 2002, FASTNET(R) CORPORATION (NASDAQ: FSST), a provider of comprehensive Internet Services and Solutions, announced today that it has engaged KPMG LLP (KPMG) to serve as the Company's independent auditors, effective July 25, 2002.

KPMG has been appointed to replace the Company's former independent auditors, Arthur Andersen LLP. For additional information regarding the Company's change of independent auditors, please refer to the Company's Form 8-K filed today with the Securities and Exchange Commission.

ABOUT FASTNET CORPORATION

FASTNET Corporation, headquartered in Bethlehem, PA, has facilities located throughout the Mid-Atlantic Region, providing high-performance, dedicated and reliable Internet service to businesses of all sizes. Through private, redundant peering arrangements with the national IP backbone carriers, the Company is able to maintain the level of reliability of service that today's business customer demands, as well as superior and personalized customer care.

In addition to business class high-speed Internet connectivity, FASTNET also provides wireless Internet connectivity, security solutions, virtual private network (VPN) design and implementation, managed hosting, managed firewall services, web design and application services, e-commerce site development, colocation, content streaming, and dial-up Internet access for residential customers and mobile workers.

The Company's Common shares are listed on the Nasdaq National Market under the symbol "FSST." For more information on FASTNET, visit the Company's web site at www.fast.net or call 1-888-321-FAST.


AT FASTNET CORPORATION

Stephen  A. Hurly          Ward  Schultz
President & CEO            Chief Financial Officer
610-266-6826               610-266-6700